Exhibit 23.1

Consent of Marcum LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Acme United Corporation on Form S-8 of our report dated March 7, 2012, with respect to our audits of the consolidated financial statements of Acme United Corporation as of December 31, 2011 and 2010 and for the years then ended, appearing in the Annual Report on Form 10-K of Acme United Corporation for the years ended December 31, 2011 and 2010.

/s/ Marcum LLP
Marcum LLP
New Haven, Connecticut
August 16, 2012